Exhibit 23.2

山东浩信会计师事务所有限公司
Shandong Haoxin Certified Public Accountants Co., Ltd
山东省潍坊市高新区东风东街4899号金融广场10号楼7楼
7th Floor, Building 10, Financial Square, No. 4899 Dong Feng East Str.
High-tech District, Weifang, Shandong
www.haoxincpa.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated January 16, 2024 with respect to the audited consolidated statements of operations and comprehensive loss, changes in shareholders’ deficit, and cash flows of BaiJiaYun Limited, before the adjustments related to the retrospective effects of the 1-for-5 reverse stock split effective May 30, 2024 and change in capital structure on September 27, 2024 as discussed in Note 15, of the consolidated financial statements for the year ended June 30, 2023, appearing in the annual report on Form 20-F of Baijiayun Group Ltd for the year ended June 30, 2024. We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ Shandong Haoxin Certified Public Accountants Co., Ltd.

Weifang, the People’s Republic of China

December 18, 2024